EXHIBIT 21.1

MICROCHIP TECHNOLOGY INCORPORATED

LIST OF SIGNIFICANT SUBSIDIARIES

Microchip Technology Australia PTY Ltd.
Suite 32, 41 Rawson St.
Epping, 2121 NSW Australia

Microchip Australia Holdings Pty Ltd
45 Colebard Street West
Acacia Ridge, Queensland 4110 Australia

Hi-Tech Software Pty Ltd
45 Colebard Street West
Acacia Ridge, Queensland 4110 Australia

Microchip Technology Austria GmbH
Durisolstrasse 2 / Bahnhofsplatz 1
4600 Wels
Austria

Microchip Technology (Barbados) Incorporated
Second Floor, Century Yard, P.O. Box 448GT
George Town, Grand Cayman
Cayman Islands

Microchip Technology Canada Inc. (the "Corporation")
6285 Northan Drive, Suite 108
Mississauga, ON  L4V 1X5
Canada

Microchip Technology Canada (the "Partnership")
6285 Northan Drive, Suite 108
Mississauga, ON  L4V 1X5
Canada

Microchip Technology Trading (Shanghai) Co. Ltd.
Room 2102-2107, 21st Flr., The Center
No. 989 Chang Le Road, Shanghai
P.R. China  200031

Microchip Technology Nordic ApS
Literbuen 9
2750 Skovlunde
Denmark

Microchip Technology Sarl
1 Avenue de L'Atlantique
LP 976 91976
Les Ulis Courtaboeuf
Paris, France

Microchip Technology GmbH
Osterfeldstr. 82
85737 Ismaning
Germany

Microchip Technology Hong Kong Ltd.
Suites 3707-14, 37/F, Tower 6, The Gateway
Harbour City, Kowloon, Hong Kong

Microchip Technology Hungary Kft. (abbreviated name)
(Microchip Technology Hungary Designing and Technical Consulting Limited)
Karolyi Mihaly u.9
1053 Budapest
Hungary

Microchip Technology (India) Private Limited
No. 149B
EPIP Industrial Area
1st Phase
Whitefield Bangalore 560 066
Karnataka, India

Microchip Technology Ireland Limited
Block 3.1, 1st Floor
Woodford Business Park
Northern Cross
Santry
Dublin 9 Ireland

Microchip Technology SRL
Via Pablo Picasso 41
20025
Legnano (MI)
Italy

Microchip Technology Japan K.K.
Yusen Shin Yokohama Building 10F 3-17-2
Shin Yokohama, Kohoku-Ku, Yokohama
Kanagawa 222-0033, Japan

Microchip Technology Korea Ltd.
168-1 Youngbo Bldg., 3rd Floor
Samsung-Dong, Kangham-Ku
Seoul, Korea  135-882

Arizona Microchip Technology (Malaysia) Sdn Bhd
No. 19 Nagore Road
Georgetown
10050
Penang, Malaysia

Microchip Technology Mexico, S.DE R.L. DE C.V.
Florencia 57-370
Col. Juarez
Del. Cuauhtemoc
C.P. 06600
Mexico, D.F.

Microchip Technology (Netherlands) Europe B.V.
Prins Bemhardplein 200
1097 Amsterdam

Microchip Technology (Philippines) Corporation
Unit 113 Ground Floor Tycoon Centre, Pearl Drive,
Ortigas Center, San Antonio,
Pasig City
Philippines 1605

MTI Advanced Test Development Corporation
Unit Nos. 305-309, 3F, Ayala Life-FGU Center
Acacia Avenue Cor.
Alabang-Zapote Road
Madrigal Business Park
Alabang, Muntinlupa City,
Philippines 1770

Microchip Technology SRL
4A Vasile Milea Blvd., 6th Floor, entrance B
Bucharest 6th District, Romania

Microchip Technology Singapore Pte Ltd.
200 Middle Road, #12-01 Prime Centre
Singapore 188980

Microchip Technology S.L.
calle Gobelas, 21
28023 Madrid
Spain

Microchip Technology Sweden AB
c/o Visma
Box 34212
Rålambsvägen 17, 8tr
10026 Stockholm, Sweden

Microchip Technology Switzerland S.A.
Chemin De la Venoge 7, 1025 St-Sulpice
Switzerland

Microchip Technology (Barbados) Inc., Taiwan Branch
30 F-1, No. 8,
Min Chuan 2nd Road
Kaoushiung, 806 Taiwan

Microchip Technology (Thailand) Co. Ltd.
(MTHAI)
14 Moo 1, T. Wangtakhien
A. Muang Chacherngsao
Chachemgsao 24000
Thailand

Arizona Microchip Technology (Thailand) Ltd.
(sales office)
7th Flr., Room 707, Le Concorde Building
202 Ratchadapisek Road
Bangkok 10311
Thailand

Microchip Limited
Microchip House
720 Wharfedale Road, Winnersh Triangle
Wokingham, Berkshire RG41 5TP, England

Microchip Technology Incorporated
2355 W. Chandler Blvd.
Chandler, AZ 85224

MCHP, Inc.
103 Foulk Road, Suite 280
Wilmington, DE 19803

AZ First
2355 W. Chandler Blvd.
Chandler, AZ 85224
(formerly known as Microchip Charitable Foundation)

R&E International Corporation
2490 General Armistead, Suite 200
Norristown, PA  19405

AZ1 Acquisition Corporation
2355 W. Chandler Blvd.
Chandler, AZ 85224

Sun Acquisition Corporation
Spear Street Tower
Suite 3300, 1 Market St.
San Francisco, CA 94105